Exhibit 99.2
COVENANT TRANSPORTATION GROUP, INC.
Overboarding Policy

Purpose. The purpose of this Covenant Transportation Group, Inc. (the “Company”), overboarding policy is to ensure that directors have sufficient time and energy in order to be effective representatives of stockholders’ interests.
Policy. The overboarding policy prohibits the Company’s Chief Executive Officer from serving on more than three public company boards, including the Company’s board of directors, and prohibits the other board members from serving on more than five public company boards, including the Company’s board of directors.

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